SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

     TO

     BANKERS TRUST COMPANY,

     Trustee

     ------

     First Supplemental Indenture

     Dated as of July 1, 1999

     to

     Indenture

     (For Senior Notes)

     Dated as of July 1, 1999

     ____________________________

     6.72% Senior Notes due August 1, 2029

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 1,

     1999, between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of

     the State of Indiana (herein called the "Company"), having its principal office at 20 N.W. Fourth Street, Evansville,

     Indiana 47741-0001, and BANKERS TRUST COMPANY, a banking

     corporation of the State of New York, having its principal office at 4 Albany Street, 4th Floor, New York, New York

     10006, as Trustee (herein called the "Trustee") under the

     Indenture (For Senior Notes) dated as of July 1, 1999

     between the Company and the Trustee (the "Indenture").

     Capitalized terms used but not defined herein shall have

     the meanings given them in the Indenture.


     RECITALS OF THE COMPANY


          A.   The Company has executed and delivered the

     Indenture to the Trustee to provide for the issuance from

     time to time of its Senior Notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture

     provided.


          B.   Pursuant to the terms of the Indenture, the

     Company desires to establish a new series of its Notes to

     be known as its 6.72% Senior Notes due 2029 (herein called the "Senior Notes Due 2029"), the form and substance of

     such Senior Notes Due 2029 and the terms, provisions, and

     conditions thereof to be set forth as provided in the

     Indenture and this First Supplemental Indenture.


          C.   All things necessary to make this First

     Supplemental Indenture a valid agreement of the Company,

     and to make the Senior Notes Due 2029, when executed by the

     Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.


          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

     WITNESSETH:


          For and in consideration of the premises and the

     purchase of the Senior Notes Due 2029 by the Holders

     thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior

     Notes Due 2029 and the terms, provisions, and conditions

     thereof, it is mutually agreed, for the equal and

     proportionate benefit of all Holders of the Senior Notes

     Due 2029, as follows:

     ARTICLE I

     GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES DUE 2029


          Section 101    There is hereby established a series of

     Notes designated the "6.72% Senior Notes due 2029," limited in the aggregate principal amount of EIGHTY MILLION AND

     NO/100 DOLLARS ($80,000,000).  Such series of Notes shall

     be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by

     Section 303 of the Indenture including, among other things,

     a Company Order for the authentication and delivery of the

     Senior Notes Due 2029.


          Section 102    The Senior Notes Due 2029 shall be

     issued in certificated form, except that the Senior Notes

     Due 2029 shall be issued initially as a Global Note to and registered in the name of a nominee of The Depository Trust

     Company, as Depositary therefor.  Any Senior Notes Due 2029 to be issued or transferred to, or to be held by such

     nominee (or any successor thereof) for such purpose shall

     bear the depositary legend in substantially the form set

     forth at the top of the form of Senior Notes Due 2029 in

     Article II hereof, unless otherwise agreed by the Company,

     such agreement to be confirmed in writing to the Trustee.

     Such Global Note may be exchanged in whole or in part for

     Senior Notes Due 2029 registered, and any transfer of such

     Global Note in whole or in part may be registered, in the

     name or names of Persons other than such Depositary or a

     nominee thereof as to which the Company shall agree, such

     agreement to be confirmed in writing to the Trustee.

     Principal of, and premium, if any, and interest on the

     Senior Notes Due 2029 will be payable, the transfer of

     Senior Notes Due 2029 will be registrable and Senior Notes

     Due 2029 will be exchangeable for Senior Notes Due 2029

     bearing identical terms and provisions, at the office or

     agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of

     interest may be made at the option of the Company by check mailed to the registered Holders thereof at such address as shall appear in the Note Register.  The Senior Notes Due

     2029 shall have the terms set forth in the form of the

     Senior Notes Due 2029 set forth in Article II hereof.

          Section 103    The Company may redeem the Senior Notes

     Due 2029, in whole or in part, at any time, upon notice as provided in the Indenture (not less than 30 nor more than

     60 days prior to a date fixed for redemption (the

     "Redemption Date")) at a redemption price equal to the

     greater of (1) 100% of principal or (2) the sum of the

     remaining scheduled payments of principal and interest on

     the Senior Notes Due 2029, discounted to the Redemption

     Date on a semiannual basis (assuming a 360-day year

     consisting of twelve 30-day months) at the Treasury Yield

     plus ten basis points (.10%), plus in each case accrued

     interest to the Redemption Date (the "Redemption Price"),

     such Redemption Price to be set forth in an Officer's

     Certificate delivered to the Trustee on or before the

     Redemption Date and upon which the Trustee may conclusively rely.

          For purposes of this Section 103, the following terms

     shall have the following meanings:

          "Treasury Yield" means, with respect to any Redemption

     Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue,

     assuming a price for the Comparable Treasury Issue

     (expressed as a percentage of its principal amount) equal

     to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States

     Treasury security selected by an Independent Investment

     Banker as having a maturity comparable to the remaining

     term of the Senior Notes Due 2029 that would be utilized,

     at the time of selection and in accordance with customary

     financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes Due 2029.

          "Independent Investment Banker" means Goldman, Sachs &

     Co. or, if such firm is unwilling or unable to select the

     Comparable Treasury Issue, an independent investment

     banking institution of national standing selected by the

     Company and appointed by the Trustee.

          "Comparable Treasury Price" means, with respect to any

     Redemption Date, the Reference Treasury Dealer Quotation

     for such Redemption Date.

          "Reference Treasury Dealer Quotation" means, with

     respect to the Reference Treasury Dealer and any Redemption

     Date, the average of the bid and asked prices for the

     Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such

     Reference Treasury Dealer at 5:00 p.m. on the third

     business day preceding such Redemption Date.  The Company

     shall furnish the Trustee a notice in writing at least five business days and not more than ten business days prior to such Redemption Date of (a) the name of the Reference

     Treasury Dealer, (b) the Redemption Date, and (c) the third business day preceding the Redemption Date.

          "Reference Treasury Dealer" means Goldman, Sachs & Co.

     and its successors; provided, however, that if Goldman,

     Sachs & Co. shall cease to be a primary U.S. Government

     Securities dealer in New York City (a "Primary Treasury

     Dealer"), the Company shall substitute therefor another

     Primary Treasury Dealer.

          The Company shall deliver to the Trustee the Officer's

     Certificate referred to above in this Section 103 setting

     forth the Company's calculation of the Redemption Price

     applicable to any such redemption promptly after the

     calculation thereof but, in any event, prior to the

     Redemption Date of any such Senior Notes Due 2029.  Except with respect to the obligations of the Trustee expressly

     set forth in the foregoing definition of "Reference

     Treasury Dealer Quotation," the Trustee shall be under no

     duty to inquire into, may presume the correctness of, and

     shall be fully protected in acting upon the Company's

     calculation of any Redemption Price of the Senior Notes Due

     2029.

          Section 104    The Senior Notes Due 2029 may be repaid

     on August 3, 2009, at the option of the registered holders of the Senior Notes Due 2029, at 95.5% of their principal

     amount, together with accrued interest to August 3, 2009.

     In order for a holder to exercise this option, the Company must receive at its office or agency in New York, New York,

     during the period beginning on June 3, 2009 and ending at

     5:00 p.m. (New York City time) on July 3, 2009 (or, if July

     3, 2009 is not a Business Day, the next succeeding Business

     Day), the Senior Note Due 2029 with the form titled "Option to Elect Repayment on August 3, 2009" on the reverse of the

     Senior Note Due 2029 duly completed.  Any such notice

     received by the Company during the period beginning on June

     3, 2009 and ending at 5:00 p.m. (New York City time) on

     July 3, 2009 shall be irrevocable.  The repayment option

     may be exercised by the holder of a Senior Note Due 2029

     for less than the entire principal amount of the Senior

     Notes Due 2029 held by such holder, so long as the

     principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000.  All questions as to the

     validity, form, eligibility (including time of receipt) and acceptance of any Senior Note Due 2029 for repayment will

     be determined by the Company, whose determination will be

     final and binding.

          Failure by the Company to repay the Senior Notes Due

     2029 when required as described in the preceding paragraph will result in an Event of Default under the Indenture.

          As long as the Senior Notes Due 2029 are represented

     by a Global Security, the Depositary's nominee will be the registered holder of the Senior Notes Due 2029 and

     therefore it will be the only entity that can exercise the right to repayment.

               Section 105    The Company has issued pursuant to

     a Supplemental Indenture dated as of July 1, 1999 to the

     First Mortgage, and hereby delivers to the Trustee for the benefit of the Holders of all Notes from time to time

     Outstanding under the Indenture, a series of Senior Note

     First Mortgage Bonds designated the "First Mortgage Bonds,

     6.72% Senior Note Series Due 2029."  The Senior Note First

     Mortgage Bonds have the same rate or rates of interest (or interest calculated in the same manner) (including interest payable following a default on the Senior Notes Due 2029),

     interest payment dates, maturity and redemption provisions,

     and have been issued in the same aggregate principal

     amount, as the Senior Notes Due 2029.

               Section 106    When the obligation of the Company

     to make payments with respect to the principal of, and

     premium, if any, and interest on all or any part of the

     Senior Note First Mortgage Bonds shall be satisfied or

     deemed satisfied pursuant to Section 403, Section 801 or

     Section 802 of the Indenture or pursuant to Section 103 of this First Supplemental Indenture, the Trustee shall, upon written request of the Company and the receipt of the

     certificate of the Expert described in Section 404(b) of

     the Indenture (if such certificate is then required by

     Section 404(b) of the Indenture), deliver to the Company

     without charge therefor all of the Senior Note First

     Mortgage Bonds so satisfied or deemed satisfied, together

     with such appropriate instruments of transfer or release as may be reasonably requested by the Company.  All Senior

     Note First Mortgage Bonds delivered to the Company in

     accordance with this Section 106 shall be delivered by the

     Company to the Mortgage Trustee for cancellation.

               Section 107    The Senior Notes Due 2029 shall be

     defeasible pursuant to Section 801 of the Indenture.

     ARTICLE II

     FORM OF

     6.72% SENIOR NOTES DUE 2029

               Section 201    The Senior Notes Due 2029 and the

     Trustee's certificate of authentication to be endorsed are to be substantially in the following forms:


     [Form of Face of Note]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

     REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK

     CORPORATION ("DTC"), TO SOUTHERN INDIANA GAS AND ELECTRIC

     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,

     EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

     REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME

     AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND

     ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY

     AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

     ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR

     OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE

     REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST

     HEREIN.


     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


     6.72% Senior Notes due 2029


     No. ____  $__________


          CUSIP No. 843163AX4


          Southern Indiana Gas and Electric, a corporation duly

     organized and existing under the laws of the State of

     Indiana (herein called the "Company", which term includes

     any successor Person under the Indenture hereinafter

     referred to), for value received, hereby promises to pay to

     ___________, or registered assigns, the principal sum of

     __________ Dollars ($_________) on August 1, 2029, and to

     pay interest thereon from July 26, 1999 or from the most

     recent Interest Payment Date with respect to which interest has been paid or duly provided for, semi-annually on

     February 1 and August 1 in each year (each an "Interest

     Payment Date"), commencing February 1, 2000, at the rate of

     6.72% per annum, until the principal hereof is paid or made available for payment, provided that any principal and

     premium, and any such installment of interest, which is

     overdue shall bear interest at the rate of 6.72% per annum

     (to the extent that the payment of such interest shall be

     legally enforceable); from the dates such amounts are due

     until they are paid or made available for payment, and such interest shall be payable on demand.  The interest so

     payable, and punctually paid or duly provided for, on any

     Interest Payment Date will, as provided in such Indenture,

     be paid to the Person in whose name this Note (or one or

     more Predecessor Notes) is registered at the close of

     business on the Regular Record Date for such interest,

     which shall be the January 15 or July 15 (whether or not a

     Business Day), as the case may be, next preceding such

     Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be

     payable to the Holder on such Regular Record Date and may

     either be paid to the Person in whose name this Note (or

     one or more Predecessor Notes) is registered at the close

     of business on a Special Record Date for the payment of

     such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series

     not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not

     inconsistent with the requirements of any securities

     exchange on which the Notes of this series may be listed,

     and upon such notice as may be required by such exchange,

     all as more fully provided in said Indenture.

          Payment of the principal of (and premium if any) and

     such interest on this Note will be made at the office or

     agency of the Company maintained for that purpose in The

     City of New York, in such coin or currency of the United

     States of America as at the time of payment is legal tender for payment of public and private debts; provided, however,

     that at the option of the Company payment of such interest may be made by check mailed to the address of the Person

     entitled thereto as such address shall appear in the Note

     Register.

          The amount of interest payable for any period will be

     computed on the basis of a 360-day year of twelve 30-day

     months.  Interest will accrue from each prior Interest

     Payment Date to, but not including, the relevant payment

     date.  In the event that any date on which interest is

     payable on the Notes of this series is not a Business Day

     at any Place of Payment, then payment of interest or

     principal and premium, if any, need not be made at such

     Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the

     same force and effect as if made on the Interest Payment

     Date or Redemption Date, or at the Stated Maturity, and, if

     such payment is made or duly provided for on such Business

     Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date,

     Redemption Date or Stated Maturity, as the case may be, to such Business Day.  A "Business Day" means when used with

     respect to a Place of Payment or any other particular

     location specified in the Indenture, means any day, other

     than a Saturday or Sunday, which is not a day on which

     banking institutions or trust companies in such Place of

     Payment or other location are generally authorized or

     required by law, regulation or executive order to remain

     closed.

          Reference is hereby made to the further provisions of

     this Note set forth below, which further provisions shall

     for all purposes have the same effect as if set forth at

     this place.

          Unless the certificate of authentication hereon has

     been executed by the Trustee referred to below by manual

     signature, this Note shall not be entitled to any benefit

     under the Indenture or be valid or obligatory for any

     purpose.

          IN WITNESS WHEREOF, the Company has caused this

     instrument to be duly executed under its corporate seal.

               SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


               By:________________________


     Attest:



     ________________________



     [Form of Reverse of Note]


          This Note is one of a duly authorized issue of

     securities of the Company (herein called the "Notes"),

     issued and to be issued in one or more series under an

     Indenture (For Senior Notes), dated as of July 1, 1999

     (herein called the "Indenture", which term shall have the

     meaning assigned to it in such instrument), between the

     Company and Bankers Trust Company, as Trustee (herein

     called the "Trustee", which term includes any successor

     trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights,

     limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and

     of the terms upon which the Notes are, and are to be,

     authenticated and delivered.  This Note is one of the

     series designated on the face hereof, limited in aggregate principal amount to $80,000,000.

          Prior to the Release Date (as hereinafter defined),

     this Note will be secured by first mortgage bonds (the

     "Senior Note First Mortgage Bonds") delivered by the

     Company to the Trustee for the benefit of all Holders of

     Notes from time to time Outstanding, issued under the

     Indenture, dated as of April 1, 1932, between the Company

     and Bankers Trust Company, as trustee, as supplemented and amended from time to time (the "First Mortgage").

     Reference is made to the First Mortgage for a description

     of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first

     mortgage bonds under the First Mortgage and of the Mortgage

     Trustee in respect thereof, the duties and immunities of

     the Mortgage Trustee and the terms and conditions upon

     which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage

     bonds may be issued.

          FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS,

     OTHER THAN FIRST MORTGAGE BONDS WHICH DO NOT IN AGGREGATE

     PRINCIPAL AMOUNT EXCEED THE GREATER OF FIVE PERCENT (5%) OF

     THE COMPANY'S NET TANGIBLE ASSETS OR FIVE PERCENT (5%) OF

     THE COMPANY'S CAPITALIZATION, HAVE BEEN RETIRED THROUGH

     REPAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST

     MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR

     IN ACCORDANCE WITH THE FIRST MORTGAGE) AT, BEFORE OR AFTER

     THE MATURITY THEREOF, PROVIDED THAT NO DEFAULT OR EVENT OF

     DEFAULT HAS OCCURRED AND IS CONTINUING (THE "RELEASE

     DATE"), THE SENIOR NOTE FIRST MORTGAGE BONDS SHALL CEASE TO

     SECURE THE NOTES IN ANY MANNER.

          The Company may redeem the Senior Notes Due 2029, in

     whole or in part, at any time, upon notice as provided in

     the Indenture (not less than 30 nor more than 60 days prior to a date fixed for redemption (the "Redemption Date")) at a redemption price equal to the greater of (1) 100% of

     principal or (2) the sum of the remaining scheduled

     payments of principal and interest on the Senior Notes Due

     2029, discounted to the Redemption Date on a semiannual

     basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus ten basis points (.10%),

     plus in each case accrued interest to the Redemption Date

     (the "Redemption Price"), such Redemption Price to be set

     forth in an Officer's Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

          The following terms shall have the following meanings:

          "Treasury Yield" means, with respect to any Redemption

     Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue,

     assuming a price for the Comparable Treasury Issue

     (expressed as a percentage of its principal amount) equal

     to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States

     Treasury security selected by an Independent Investment

     Banker as having a maturity comparable to the remaining

     term of the Senior Notes Due 2029 that would be utilized,

     at the time of selection and in accordance with customary

     financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes Due 2029.

          "Independent Investment Banker" means Goldman, Sachs &

     Co. or, if such firm is unwilling or unable to select the

     Comparable Treasury Issue, an independent investment

     banking institution of national standing selected by the

     Company and appointed by the Trustee.

          "Comparable Treasury Price" means, with respect to any

     Redemption Date, the Reference Treasury Dealer Quotation

     for such Redemption Date.

          "Reference Treasury Dealer Quotation" means, with

     respect to the Reference Treasury Dealer and any Redemption

     Date, the average of the bid and asked prices for the

     Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such

     Reference Treasury Dealer at 5:00 p.m. on the third

     business day preceding such Redemption Date.  The Company

     shall furnish the Trustee a notice in writing at least five business days and not more than ten business days prior to such Redemption Date of (a) the name of the Reference

     Treasury Dealer, (b) the Redemption Date, and (c) the third business day preceding the Redemption Date.

          "Reference Treasury Dealer" means Goldman, Sachs & Co.

     and its successors; provided, however, that if Goldman,

     Sachs & Co. shall cease to be a primary U.S. Government

     Securities dealer in New York City (a "Primary Treasury

     Dealer"), the Company shall substitute therefor another

     Primary Treasury Dealer.

          The Company shall deliver to the Trustee the Officer's

     Certificate referred to above setting forth the Company's

     calculation of the Redemption Price applicable to any such redemption promptly after the calculation thereof but, in

     any event, prior to the Redemption Date of any such Senior

     Notes Due 2029.  Except with respect to the obligations of the Trustee expressly set forth in the foregoing definition of "Reference Treasury Dealer Quotation," the Trustee shall be under no duty to inquire into, may presume the

     correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the

     Senior Notes Due 2029.

          This Senior Note Due 2029 may be repaid on August 3,

     2009, at the option of the registered holder hereof, at

     95.5% of its principal amount, together with accrued

     interest to August 3, 2009.  In order for the holder to

     exercise this option, the Company must receive at its

     office or agency in New York, New York, during the period

     beginning on June 3, 2009 and ending at 5:00 p.m. (New York

     City time) on July 3, 2009 (or, if July 3, 2009 is not a

     Business Day, the next succeeding Business Day), this

     Senior Note Due 2029 with the form titled "Option to Elect

     Repayment on August 3, 2009" on the reverse hereof duly

     completed.  Any such notice received by the Company during the period beginning on June 3, 2009 and ending at 5:00

     p.m. (New York City time) on July 3, 2009 (or, if July 3,

     2009 is not a Business Day, the next succeeding Business

     Day) shall be irrevocable.  No transfer or exchange of this

     Senior Note Due 2029 (or, in the event that this Senior

     Note Due 2029 is to be repaid in part, such portion of this

     Senior Note Due 2029 to be repaid) will be permitted after such notice is received by the Company.  The repayment

     option may be exercised by the holder hereof for less than the entire principal amount of the Senior Notes Due 2029

     held by such holder, so long as the principal amount that

     is to be repaid is equal to $1,000 or an integral multiple of $1,000.  All questions as to the validity, form,

     eligibility (including time of receipt) and acceptance of

     any Senior Note Due 2029 for repayment will be determined

     by the Company, whose determination will be final and

     binding.

          Failure by the Company to repay the Senior Notes Due

     2029 when required as described in the preceding paragraph will result in an Event of Default under the Indenture.

          As long as the Senior Notes Due 2029 are represented

     by a Global Security, the Depositary's nominee will be the registered holder of the Senior Notes Due 2029 and

     therefore it will be the only entity that can exercise the right to repayment.

          If notice has been given as provided in the Indenture

     and funds for the redemption of any Notes (or any portion

     thereof) called for redemption shall have been made

     available on the redemption date referred to in such

     notice, such Notes (or any portion thereof) will cease to

     bear interest on the date fixed for such redemption

     specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption

     Price.

          Notice of any optional redemption of Notes of this

     series (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register for such

     Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption will

     specify, among other items, the method of calculation of

     the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.  If less than all of

     the Notes are to be redeemed at the option of the Company,

     the Trustee shall select, in such manner as it shall deem

     fair and appropriate, the portion of such Note to be

     redeemed in whole or in part.

          The Notes of this series will not be subject to any

     sinking fund.

          In the event of redemption of this Note in part only,

     a new Note or Notes of this series and of like tenor for

     the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance at

     any time of the entire indebtedness of this Note upon

     compliance with certain conditions set forth in the

     Indenture.

          If an Event of Default with respect to Notes of this

     series shall occur and be continuing, the principal of the

     Notes may be declared due and payable in the manner and

     with the effect provided in the Indenture and, upon such

     declaration, the Trustee shall demand the acceleration of

     the payment of principal of the Senior Note First Mortgage

     Bonds as provided in the Indenture.

          The Indenture permits, with certain exceptions as

     therein provided, the amendment thereof and the

     modification of the rights and obligations of the Company

     and the rights of the Holders of the Notes to be affected

     under the Indenture at any time by the Company and the

     Trustee with the consent of the Holders of specified

     percentages of the Notes Outstanding.  The Indenture also

     contains provisions permitting the Holders of specified

     percentages in principal amount of the Notes at the time

     Outstanding, on behalf of the Holders of all Notes, to

     waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the

     Holder of this Note shall be conclusive and binding upon

     such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not

     notation of such consent or waiver is made upon this Note.

          As provided in and subject to the provisions of the

     Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture

     or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have

     previously given the Trustee written notice of a continuing

     Event of Default with respect to the Notes of this series,

     the Holders of not less than a majority in aggregate

     principal amount of the Notes of all series at the time

     Outstanding in respect of which an Event of Default shall

     have occurred and be continuing shall have made written

     request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have

     received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect

     of which an Event of Default shall have occurred and be

     continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60

     days after receipt of such notice, request and offer of

     indemnity.  The foregoing shall not apply to any suit

     instituted by the Holder of this Note for the enforcement

     of any payment of principal hereof or any premium or

     interest hereon on or after the respective due dates

     expressed herein.

          No reference herein to the Indenture and no provision

     of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

     unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain

     limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this

     Note for registration of transfer at the office or agency

     of the Company in any place where the principal of and any premium and interest on this Note are payable, duly

     endorsed by, or accompanied by a written instrument of

     transfer in form satisfactory to the Company and the Note

     Registrar duly executed by, the Holder hereof or his

     attorney duly authorized in writing, and thereupon one or

     more new Notes of this series and of like tenor, of

     authorized denominations and for the same aggregate

     principal amount, will be issued to the designated

     transferee or transferees.

          The Notes of this series are issuable only in

     registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the

     Indenture and subject to certain limitations therein set

     forth, Notes of this series are exchangeable for a like

     aggregate principal amount of Notes of this series and of

     like tenor of a different authorized denomination, as

     requested by the Holder surrendering the same.

          No service charge shall be made for any such

     registration of transfer or exchange, but the Company may

     require payment of a sum sufficient to cover any tax or

     other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration

     of transfer, the Company, the Trustee and any agent of the

     Company or the Trustee may treat the Person in whose name

     this Note is registered as the owner hereof for all

     purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be

     affected by notice to the contrary.

          All terms used in this Note that are defined in the

     Indenture shall have the meanings assigned to them in the

     Indenture.


     [Form of Option to Elect Repayment]


     OPTION TO ELECT REPAYMENT ON AUGUST 3, 2009


          The undersigned hereby irrevocably request(s) and

     instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price

     equal to 95.5% of the principal amount to be repaid,

     together with unpaid interest accrued hereon to August 3,

     2009, to the undersigned, at:

 ___________________________________________________________

__________________________________________________________

__________________________________________________________

     (Please print or typewrite name and address of the

     undersigned)

          For this Note to be repaid, the Trustee must receive

     at its Corporate Trust Office in The City of New York,

     State of New York, currently located at 4 Albany Street, 4th

     Floor, New York, New York 10006, during the period

     beginning on June 3, 2009 and ending at 5:00 p.m. (New York

     City time) on July 3, 2009 (or if July 3, 2009 is not a

     Business Day, the next succeeding Business Day), this Note with this "Option to Elect Repayment on August 3, 2009"

     form duly completed.

          If less than the entire principal amount of this Note

     is to be repaid, specify the portion thereof (which shall

     be in increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations of the

     Notes to be issued to the holder for the portion of this

     Note not being repaid (in the absence of any such

     specification, one such Note will be issued for the portion not being repaid).

     Principal Amount

     to be Repaid:  $_______________



     Date:__________     ______________________________________

                         Notice:  The signature(s) on this

                         Option to Elect Repayment on

                         August 3, 2009 must correspond

                         with the name(s) as written upon the

                         face of this Note in every particular,

                         without alteration or enlargement or

                         any change whatsoever.



     [Form of Trustee's Certificate of Authentication]



     CERTIFICATE OF AUTHENTICATION


          This is one of the Notes of the series designated

     therein referred to in the within-mentioned Indenture.

          Dated: ___________________


                                   BANKERS TRUST COMPANY,

                                   as Trustee

                                   By:___________________

                                   Authorized Signatory


     ARTICLE III


     ORIGINAL ISSUE OF SENIOR NOTES DUE 2029


               Section 301    Senior Notes Due 2029 in the

     aggregate principal amount of $80,000,000, may, upon

     execution of this First Supplemental Indenture, be executed by the Company by an Authorized Officer and delivered to

     the Trustee for authentication, and the Trustee shall

     thereupon authenticate and deliver said Notes upon receipt of and in accordance with a Company Order therefor without any further action by the Company.


     ARTICLE IV


     PAYING AGENT AND REGISTRAR


               Section 401    Bankers Trust Company will be the

     Paying Agent and Note Registrar for the Senior Notes Due

     2029.


     ARTICLE V


     MISCELLANEOUS PROVISIONS


               Section 501    Except as otherwise expressly

     provided in this First Supplemental Indenture or in the

     form of Senior Notes Due 2029 or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Senior Notes Due 2029 that are defined in

     the Indenture shall have the several meanings respectively assigned to them thereby.

               Section 502    The Indenture, as supplemented by

     this First Supplemental Indenture, is in all respects

     ratified and confirmed, and this First Supplemental

     Indenture shall be deemed part of the Indenture in the

     manner and to the extent herein and therein provided.

               Section 503    The Trustee hereby accepts the

     trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and

     conditions herein and in the Indenture set forth and upon

     the following terms and conditions:

          The Trustee shall not be responsible in any manner

     whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect

     of the recitals contained herein, all of which recitals are made by the Company solely.  In general, each and every

     term and condition contained in Article Seven of the

     Indenture shall apply to and form part of this First

     Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions,

     variations, and insertions, if any, as may be appropriate

     to make the same conform to the provisions of this First

     Supplemental Indenture.


     __________________________________


          This instrument may be executed in any number of

     counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together

     constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused

     this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         SOUTHERN INDIANA GAS AND ELECTRIC

                         COMPANY

                         By:/s/  Timothy L. Burke

     [SEAL]              Name:  Timothy L. Burke

                         Title:  Secretary / Treasurer


     ATTEST:



     /s/  Linda K. Tiemann

     Name:  Linda K. Tiemann

     Title:  Assistant Secretary




     (Trustee's Signature Page Follows)

     Trustee's Signature Page

     First Supplemental Indenture, dated as of July 1, 1999, to

     Indenture (For Senior Notes), dated as of July 1, 1999

                             BANKERS TRUST COMPANY, as Trustee

                             By: /s/  Vincent Chorney

     [SEAL]                  Name:  Vincent Chorney

                             Title:  Assistant Vice President


     ATTEST:


     /s/  Marc Parilla

     Name:  Marc Parilla

     Title:  Assistant Vice President